UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): December 2, 2005

                               ATM FINANCIAL CORP.
             (Exact name of registrant as specified in its chapter)

           Nevada                  333-103647              98-0393197
(State or other jurisdiction      (Commission           (IRS Employer
            of incorporation)      File Number)          Identification No.)

                        2533 NORTH CARSON STREET
                          CARSON CITY, NEVADA              89706
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (775)841-7018

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On December 1, 2005, ATM Financial Corp. (the "Company") engaged Vellmer & Chang, Chartered Accountants, of Vancouver, British Columbia ("Vellmer & Chang") as its principal independent accountants to audit the Company's financial statements. On the same date, the Company advised Ernst & Young, LLP. of Vancouver, British Columbia ("Ernst & Young") that it was dismissed as the Company's independent accountants. The Company's Board of Directors approved the engagement of Vellmer & Chang and the dismissal of Ernst & Young on December 1, 2005.

Ernst & Young have not been asked to provide, nor have they provided, any report on the Company's financial statements.

The Company did not have any disagreement with Ernst & Young, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the period from March 18, 2003 (inception) to May 31, 2003, the fiscal year ending May 31, 2004, and any subsequent period thereto, the Company did not consult with Vellmer & Chang regarding any of the items described under item 304(a)(1)(iv)(b), item 304(a)(2) or item 304(b) of Regulation S-B.

In connection with the filing of this Form 8-K, Ernst & Young was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Ernst & Young agrees with the above statements. A copy of Ernst & Young's letter to the SEC will be filed with the SEC within two business days after its receipt by the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2005
                                        ATM Financial Corp.


                                        /s/ Arthur Davis
                                        Arthur Davis
                                        President